Exhibit 10.132

SECOND AMENDMENT TO LEASE

This agreement is made as of this 12th day of December, 2005 by and between Kingfisher, LLC, (hereinafter the "Landlord") and Mechanical Technology Incorporated (hereinafter the "Tenant").

PRELIMINARY STATEMENT

The Landlord and Tenant entered into a lease (The "Lease") dated April 2, 2001, and amended by First Amendment to Lease dated March 13, 2005, for certain Premises at 431 New Karner Road, Albany, New York, consisting of 23,511 Net Usable Square Feet. Tenant desires to extend the current lease term for an additional 6 months.

Accordingly, the parties agree to amend and modify the Lease as hereinafter set forth:

    The current Lease Term shall be extended to expire December 31, 2006.
    The date by which Tenant shall have the option to renew the lease, as per Section 25.17, shall be June 30, 2006.

Except as modified herby, all terms and conditions of the Lease are hereby ratified and confirmed by the parties hereto.

IN WITNESS WHEREOF Landlord and Tenant have signed and sealed this Modification to Lease as of the day and year first above written.

Landlord:

KINGFISHER, LLC

s/Edward L. Hoe_______________________________

By: Edward L. Hoe, Jr., Member Manager

Tenant:

MECHANICAL TECHNOLOGY, INCORPORATED

s/Steven N. Fischer ___________________________

By: Steven N. Fischer, Chief Executive Officer